EXHIBIT 14.(a).2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Annual Report on Form 20-F of ACS-Tech 80 Ltd. ("ACS") of our report dated May 6, 2004, relating to the financial statements of Technology 80 Inc. as of and for the years ended December 31, 2003 and 2002 which are included in this Form 20-F of ACS and to the incorporation by reference in registration statements on Form S-8 (Nos. 333-120041, 333-120042 and 333-13198).


Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota

June 19, 2005